                                                                   EXHIBIT 11.1


                         COPART, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE

                                  (UNAUDITED)


                                       THREE MONTHS ENDED JANUARY 31,     SIX MONTHS ENDED JANUARY 31,
                                           1997            1996               1997            1996
                                           ----            ----               ----            ----

Weighted average common shares
  issued and outstanding                 12,825,209      12,417,000         12,736,404      12,398,900

Common stock equivalents:
  Warrants and stock options                485,666         874,400            485,666         857,300
                                       ------------    ------------       ------------    ------------
                                         13,310,875      13,291,400         13,222,070      13,256,200
                                       ------------    ------------       ------------    ------------
                                       ------------    ------------       ------------    ------------


Net Income                             $  3,011,600    $  3,021,500       $  5,348,400    $  5,639,200
                                       ------------    ------------       ------------    ------------
                                       ------------    ------------       ------------    ------------

Net income per share                   $        .23    $        .23       $        .40    $        .43
                                       ------------    ------------       ------------    ------------
                                       ------------    ------------       ------------    ------------


Net Income per share is computed by using the weighted average number of common shares and equivalents assumed to be outstanding during the periods.


         See accompanying notes to consolidated financial statements.


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